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                                                                    Exhibit 99.1

           TICC ANNOUNCES DIVIDEND OF $0.11 PER SHARE FOR THE QUARTER
                              ENDED JUNE 30, 2004


Greenwich, CT - May 5, 2004 - As stated yesterday in its first quarter earnings press release, Technology Investment Capital Corp. (Nasdaq: TICC) announced that its Board of Directors has declared a second quarter cash dividend of $0.11 per share, payable on June 30, 2004 to shareholders of record as of June 10, 2004. The ex-dividend date is June 8, 2004.

The actual tax characteristics of this dividend will be reported to shareholders on a Form 1099 after the end of the year.

ABOUT TECHNOLOGY INVESTMENT CAPITAL CORP.
We are a publicly-traded business development company principally engaged in providing capital to small to mid-size technology-related companies. While the structures of our financings vary, we look to invest primarily in the debt of established technology-related businesses. Companies interested in learning more about financing opportunities should contact Barry Osherow at (203) 661-9572 or visit our website at www.ticc.com.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events.